SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MiMedx Group, Inc.

(Name of Registrant as Specified In Its Charter)

Parker H. Petit

David J. Furstenberg

Shawn P. George

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On June 10, 2019, Parker H. “Pete” Petit, David J. Furstenberg and Shawn P. George issued a press release (the “Press Release”) to shareholders of MiMedx Group, Inc. A copy of the Press Release can be found on their website, www.MiMedxBoardProxy.com and is attached herewith as Exhibit 1.

Exhibit 1

MIMEDX SHAREHOLDER GROUP URGES SHAREHOLDERS TO

VOTE ON THE WHITE PROXY CARD FOR THE

2018 ANNUAL MEETING OF MIMEDX GROUP, INC.

(OTC PINK: MDXG) ON JUNE 17, 2019

The 2018 shareholder election on June 17 is about three issues:

1)     YOUR RIGHT AS SHAREHOLDERS TO VOTE ON THREE NEW INDIVIDUALS TO REPRESENT YOU ON THE BOARD OF YOUR COMPANY;

2)     WHEN THE 2019 ANNUAL MEETING AND ELECTION WILL TAKE PLACE FOR THREE MORE DIRECTORS OF YOUR COMPANY; AND

3)     REPEAL ANY AMENDMENTS TO THE BYLAWS WITHOUT YOUR APPROVAL FROM AFTER OCTOBER 3, 2018 UNTIL AUGUST 19, 2019—OUR PROPOSED DATE FOR THE 2019 ANNUAL MEETING.

IT IS ONLY BY A COMBINATION OF THESE TWO OVERDUE BOARD ELECTIONS THAT YOU, THE SHAREHOLDER, WILL HAVE THE RIGHT TO VOTE ON THE MAJORITY OF THE BOARD OF YOUR COMPANY.

We TRUST YOU to understand that we have consistently fought for shareholders to have this RIGHT as soon as possible and promoted this by our work with the Florida court and our proxy materials and WHITE CARD.

We TRUST YOU to know the Company DID NOT WANT YOU TO HAVE THIS RIGHT TO CHANGE CONTROL NOW. Whether by their actions in the Courts in Florida, or by delaying for at least six months a request of the SEC to grant an exemption to hold the 2018 meeting, the Company has done and continues to do everything in its power to DELAY AND DENY YOU THIS RIGHT.  Their blue card tells you not to vote for OUR PROPOSAL requiring the Company to hold the 2019 Annual Meeting on August 19, 2019.

We TRUST YOU to appreciate that IF you follow the Company’s direction, you may not have the 2019 Annual Meeting and election of three (3) more directors until July of 2020. This means YOUR RIGHT TO ELECT WHO CONTROLS YOUR BOARD OF YOUR COMPANY WILL BE DELAYED SIGNIFICANTLY.

We TRUST YOU not to be misled by the Company’s fear mongering and FALSE NARRATIVE about Pete Petit and former management, by which the Company seeks to distract you from the central, critical point:  THIS ELECTION AND THE 2019 ANNUAL MEETING ARE ABOUT YOU, THE SHAREHOLDER, AND YOUR RIGHT TO VOTE ON WHO MANAGES YOUR COMPANY AND VOTE OUT ANYONE WHO HAS PROVEN NOT TO BE ABLE TO MANAGE.

We TRUST YOU to appreciate who built this Company, who has been devoted to it for ten years: who has always placed YOUR interests first and fought for them; who created significant shareholder value from a bankrupt shell Company; and who to this day, despite a daily barrage of self-serving, slanderous commentary by the Company, is still FOCUSED ON YOUR RIGHTS AND YOUR INTERESTS.

We TRUST YOU to make the RIGHT CHOICE for the future of YOUR Company. THAT RIGHT CHOICE IS VOTE FOR ALL OUR NOMINEES and FOR OUR PROPOSALS TO REQUIRE THE COMPANY TO HOLD THE 2019 ANNUAL MEETING August 19, 2019 and TO REPEAL ANY AMENDMENTS TO THE BYLAWS WITHOUT YOUR APPROVAL FROM AFTER OCTOBER 3, 2018 UNTIL AUGUST 19, 2019.

The voting has started. PLEASE VOTE THE WHITE CARD. The Petit Slate—composed of Parker H. (“Pete”) Petit, David J. Furstenberg and Shawn P. George—are all long-term shareholders. The Petit Slate is excited about the opportunity ahead and gratified by the expressions of support we continue to receive from many, large long-term shareholders.

We or our representatives will be calling you to discuss this important election and the paramount importance of voting “FOR ALL” OUR NOMINEES AND “FOR” BOTH OF OUR PROPOSALS because of what they mean for YOU.

Please stay with us as further developments unfold, and we reveal our exciting plans for the 2019 Annual Meeting Slate of nationally recognized and respected Class three director nominees.  Visit our website, mimedxboardproxy.com, often for updates.

Contact:

Proxy Solicitor:

InvestorCom

Toll-Free: (877) 972-0090

Banks and Brokers Call Collect: (203) 972-9300

info@investor-com.com

Legend

Parker H. Petit (“Mr. Petit”), David J. Furstenberg, and Shawn P. George (collectively, the “Nominees” or the “Participants”) have filed a definitive proxy statement and supplements to the definitive proxy statement with the Securities and Exchange Commission (the “SEC”), along with an accompanying WHITE proxy card to be used in connection with the Participants’ solicitation of proxies from the shareholders of MiMedx Group, Inc. (the “Company”) for use at the Company’s 2018 annual meeting of shareholders. All shareholders of the Company are advised to read the foregoing proxy materials because they contain important information, including additional information related to the Participants. The definitive proxy statement and supplements and an accompanying proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/ and at www.MiMedxBoardProxy.com.

Information about the Participants and a description of their direct or indirect interests by security holdings are contained in the definitive proxy statement on Schedule 14A filed by Mr. Petit with the SEC on May 28, 2019. This document can be obtained free of charge from the sources indicated above.